CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (this “Agreement”), is made and entered into as of June 23, 2008, by and among Earth LNG, Inc., a Texas corporation (“Earth LNG”), its wholly owned subsidiary, New Earth LNG, LLC, a Delaware limited liability company (the “Company”) and Earth Biofuels, Inc., a Delaware corporation (“EBOF”).  The Company, EBOF and Earth LNG are sometimes referred to herein as the “Parties”.

WITNESSETH:

WHEREAS, Earth LNG owns all of the limited liability company membership interests of Applied LNG Technologies USA, L.L.C., a Delaware limited liability company (“Applied LNG”) and Arizona LNG, L.L.C., a Nevada limited liability company  (“Arizona LNG” and together with Applied LNG, the “LNG Subsidiaries”) and, Applied LNG owns all of the shares of Fleet Star, Inc., a Delaware corporation and Earth Leasing, Inc., a Texas corporation (the “Corporations” and, collectively with the LNG Subsidiaries, the “Subsidiaries”); and

WHEREAS, Earth LNG owns all of the membership  interests of the Company; and

WHEREAS, Earth LNG, the Company, EBOF and PNG Ventures, Inc., a Nevada corporation (“PNG”), have entered into a Share Exchange Agreement, pursuant to which, among other things, EBOF and Earth LNG have agreed to transfer, sell and assign the Company, after transferring all of the membership interests and other assets owned by Earth LNG to the Company (the “Exchange Agreement”);

WHEREAS, Earth LNG desires to contribute, transfer, convey and assign hereby all right and marketable title in the LNG Subsidiaries and any other assets it has, (but not tax liabilities or contingent tax liabilities), to the Company as of the date hereof, in order to fulfill the transfer of the related west coast liquid natural gas business of the Company to PNG as contemplated by the Exchange Agreement (and all of the Corporations thereby);

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, the Parties hereto agree as follows:

1.           Contribution.  (a)  Earth LNG hereby irrevocably transfers, contributes, conveys and assigns to the Company full marketable title to any and all rights, title and interest held by the Earth LNG in the LNG Subsidiaries (which own the Corporations at the time of transfer herein) and any and all other assets of Earth LNG (collectively, the “Transferred Assets”), but not (i) any liabilities, tax liabilities or contingent tax liabilities of Earth LNG or of the Subsidiaries or any other liabilities not otherwise referenced in the Exchange Agreement (or incorporated by reference therein) or (ii) any trade payables or indebtedness owed to Earth by EBOF, Durant Biofuels, LLC, or either of their respective subsidiaries (the “EBOF Parties”).

(b) The Company hereby accepts the Transferred Assets.

(c)           Earth LNG and EBOF shall take any and all actions necessary to cause the 100% of the membership interests of the LNG Subsidiaries to be delivered to the Company and registers the Company as the owner of such LNG Subsidiaries membership interests in their books and records and to transfer title to any of the other Transferred Assets.  Earth LNG and EBOF shall also take any and all further actions as necessary from time to time and deliver all instruments, stock powers or operating agreement amendments or other documents as requested by the Company or its successors and assigns, as is required to effectuate a transfer of the Transferred Assets pursuant to this Agreement, to the Company.

2.           Entire Agreement.  This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings, oral and written, between the Parties with respect to the subject matter hereof, and may not be changed, modified, terminated, altered or discharged, in whole or in part (other than in accordance with the respective terms thereof), except by a writing executed by the Parties.  No waiver of any part of this agreement shall be valid unless made in writing.  Earth LNG and EBOF hereby indemnify the Company or its successors and assigns from any and all tax liabilities or contingent tax liabilities relating to Transferred Assets and the transactions contemplated hereby.

3.           Binding Effect; Assignment.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, heirs, administrators, executors, trustees, beneficiaries, devisees, successors and permitted assigns.  The rights under this Agreement shall be assignable by the Company.

4.           Counterparts/Further Assurances.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to be one and the same instrument.  Each party hereto shall take all further actions and execute all further documents as necessary from time to time in order to effectuate the intent of this agreement and to provide all documents necessary to allow for the accountants of the respective parties to complete their audit of the same.

5.           Invalidity.  The invalidity or unenforceability of any term or provision in this Agreement, or the application of such term or provision to any person or circumstances, shall not impair or affect the remainder of this Agreement and its application to other persons and circumstances, and the remaining terms and provisions hereof shall not be invalidated but shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the date first written above.
EARTH LNG, INC.

By: /s/ Dennis G. McLaughlin, III
Name: Dennis G. McLaughlin, III
Title:   President

EARTH BIOFUELS, INC.

By: /s/ Dennis G. McLaughlin, III
Name: Dennis G. McLaughlin, III
Title:  Chief Executive Officer

-Accepted and Agreed-

NEW EARTH LNG, LLC
By Earth LNG, Inc. its Sole Member

By: /s/ Dennis G. McLaughlin, III
Name: Denis McLaughlin III
Title:   President